Exhibit 10.1

Avista Corporation

EXECUTIVE CHANGE OF CONTROL PLAN

Effective as of January 1, 2020

ARTICLE I
PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

A.
Purposes. The Board of Directors (“Board”) of Avista Corporation (the “Company”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of its executive staff, notwithstanding a Change of Control, and that it is in the best interests of the Company and its stockholders to provide the executive staff with financial security and encouragement to remain with the Company and to maximize the value of the Company following a Change of Control. The Plan is an unfunded welfare plan maintained by the Company for the purpose of providing benefits for a select group of management or highly compensated employees pursuant to 29 CFR Section 2520.104-24.

B.	Establishment of Plan. As of the Effective Date, the Company hereby establishes the Plan, as set forth in this document.

C.
Applicability of Plan. Subject to the terms and conditions of this Plan, the benefits provided by this Plan shall be available to those Employees who, on or after the Effective Date, receive a Notice of Participation.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Whenever used in the Plan, the following terms shall have the meanings set forth below.

A.
“Accrued Obligations” shall mean the sum of (1) the Participant’s earned Annual Base Compensation through the Termination Date, (2) any earned Annual Bonus, and (3) any accrued, unused vacation pay, in each case to the extent not theretofore paid as of the Termination Date.

B.
“Annual Base Compensation” shall mean the amount equal to the Participant’s gross annual base salary (exclusive of bonuses, commissions and other incentive pay), which shall be no less than as in effect immediately preceding the Change of Control.

C.	“Annual Bonus” shall mean an annual cash bonus, which shall be no less than the cash value of the Participant’s target bonus under the Company’s short-term incentive bonus program

Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

(or any successor program) as in effect for the fiscal year in which the Change of Control occurs.

D.	The “Board” shall mean the Board of Directors of the Company.

E.	“Cause” shall mean:

1.
the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or

2.	the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

F.	“Change of Control” shall mean:

1.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

“Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section 1; or

2.
Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any corporation resulting from such Business Combination or employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of,

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4.	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

G.	The “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance promulgated thereunder.

H.	The “Company” means Avista Corporation, any subsidiary corporations, any successor entities as provided in Article XI hereof and any parent or subsidiaries of such successor entities.

I.	The “Effective Date” shall mean January 1, 2020.

J.	“Employee” means an employee of the Company who, for purposes of 29 CFR Section 2520.104-24, is a member of a select group of management or highly compensated employees.

K.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and administrative guidance promulgated thereunder.

L.
The “Employment Period” is the period commencing on the date of the first Change of Control to occur on or after the Effective Date and ending on the second anniversary of such Change of Control, unless terminated earlier in accordance with Section V of this Agreement.

M.
“Good Reason” means a voluntary termination of employment by the Participant during the Employment Period and following the initial existence of any one of the following conditions arising without the consent of the Participant:

1.
a material diminution by the Company of the Participant’s authority, duties, or responsibilities from that which exists immediately prior to the date of a Change of Control, excluding for this purpose isolated and inadvertent actions not taken in bad faith and remedied by the Company promptly after the Company receives notice

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

from the Participant; provided, however, that a change in title or reporting relationship alone shall not constitute Good Reason;

2.	a material diminution in Participant’s Annual Base Salary or Annual Bonus opportunity;

3.
a material change in the geographic location at which Participant must perform the services (which, for purposes of this Plan, means relocation of the offices of the Company at which Participant is principally employed to a location more than 50 miles from the location of such offices immediately prior to the date of a Change of Control);

4.	a material diminution in the budget over which Participant retains authority; or

5.
any action or inaction that constitutes a material breach by the Company of this Plan with respect to Participant, including the failure of the Company to obtain from its successors the express assumption of the Plan required under Section XI (A).

Good Reason shall exist only if (i) Participant provides notice to the Company of the existence of a condition described in (1) through (5) above within 90 days of the initial existence of the condition, (ii) upon the notice of which the Company shall be provided a period of 30 days during which it may remedy the condition, and (iii) if the Company does not timely remedy such condition, Participant terminates employment after the end of such remedial period and in all events no later than 90 days following the end of such remedial period.

N.
“NEO” means each Chief Executive Officer, each Chief Financial Officer and each of the three most highly compensated executive officers, other than each Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $150,000 as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year end.

O.
“Notice of Participation” means an individualized written notice of participation in the Plan from an authorized officer of the Company provided to an Employee, in a form acceptable to the Company that is substantially similar to that attached hereto as Exhibit A.

P.	“Participant” means an Employee who meets the eligibility requirements of Article III.

Q.	“Plan” means this Avista Corporation Executive Change of Control Plan, as set forth in this document, and as hereafter amended from time to time.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

R.	“Plan Administrator” means the Board of Directors or its committee or designate, as shall be administering the Plan.

S.
“Release Agreement” means the form of general release and waiver agreement a Participant must execute as a condition to receiving severance and other benefits (other than the Accrued Obligations) pursuant to Article IV.

T.	“Severance Multiple” means:

NEO pre-1/1/2020	Three (3) times

NEO post-12/31/2019	Two (2) times

Non-NEO	Two (2) times

U.	“Termination Date” means:

1.	the date on which the Company delivers notice of termination of employment to the Participant or such later date, not to exceed ninety (90) days, specified in the notice of termination,

2.	in the event the term of employment ends by reason of the Participant’s death, the date of death, or

3.	if the Participant terminates his or her employment with the Company, the date on which the Participant delivers notice of termination of employment to the Company.

ARTICLE III
ELIGIBILITY

A.
Participation in Plan. Each Employee who is designated by the Board and who signs and timely returns to the Company a Notice of Participation shall be a Participant in the Plan. An Employee shall immediately and automatically cease to be a Participant in the Plan upon the earlier of (i) ceasing to be an Employee and (ii) the date 12 months following the decision of the Board that the Participant no longer is eligible under the Plan. Notwithstanding the preceding sentence, if an Employee becomes entitled to severance and other benefits under Section A of Article V prior to ceasing to be a Participant, he or she nevertheless shall be entitled to receive full payment of severance and benefits in accordance with the Plan. A Participant entitled to benefits hereunder as a result of termination of his or her employment shall remain a Participant in the Plan until the full amount of the benefits accrued hereunder has been delivered to the Participant.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

B.
Waiver. As a condition of receiving severance benefits under Article V, Section A(1)-(3), a Participant must sign and return to the Company, no earlier than his or her termination of employment, the Release Agreement, in a form acceptable to the Company that is substantially similar to that attached hereto as Exhibit B, which becomes final and irrevocable within 55 days after such Participant’s termination of employment.

ARTICLE IV
EMPLOYMENT PERIOD

A.	Employment Period. Subject to Article V, the Company will continue to employ Participant during the Employment Period.

B.	Terms of Employment.

1.	Duties.
During the Employment Period, and excluding any periods of vacation and sick leave to which the Participant is entitled, the Participant agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Participant, to use the Participant’s reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Participant to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as, in the Company’s determination, such activities do not significantly interfere with the performance of the Participant’s responsibilities as an employee of the Company. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Participant prior to the Change of Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change of Control shall not thereafter be deemed to interfere with the performance of the Participant’s responsibilities to the Company.

2.	Compensation.

a.
Annual Base Compensation. During the Employment Period, the Participant shall receive Annual Base Compensation, which shall be paid in accordance with the Company’s customary payroll practices. During the Employment Period, the Annual Base Compensation shall be reviewed no more than 12 months after the last salary increase awarded to the Participant prior to the date of the Change of Control and thereafter at least annually. Any increase in Annual Base Compensation shall not serve to limit or reduce any other

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

obligation to the Participant under this Plan. Annual Base Compensation shall not be reduced during the Employment Period after any such increase and the term Annual Base Compensation as utilized in this Plan shall refer to Annual Base Compensation as so increased.

b.
Annual Bonus. During the Employment Period, the Participant shall be eligible for an Annual Bonus for each fiscal year ending during the Employment Period. Any Annual Bonus earned will be payable to the Participant hereunder shall be paid in a lump sum no later than March 15 of the calendar year following the end of the calendar year for which the Annual Bonus was awarded.

3.
Incentive, Savings and Retirement Plans. During the Employment Period, the Participant shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, subject to the terms and conditions of such plans, practices, policies and programs and applicable law.

4.
Welfare Benefit Plans. During the Employment Period, the Participant and/or the Participant’s family, as the case may be, shall be eligible to participate in all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs, if so offered) to the extent applicable generally to other peer executives of the Company, subject to the terms and conditions of such plans, practices, policies and programs and applicable law.

5.
Expenses. During the Employment Period, the Participant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Participant in accordance with the policies, practices and procedures of the Company.

6.	Fringe Benefits. During the Employment Period, the Participant shall be entitled to fringe benefits, in accordance with the plans, practices, programs and policies of the Company.

7.	Vacation. During the Employment Period, the Participant shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

ARTICLE V
TERMINATION OF EMPLOYMENT

A.
Termination without Cause or for Good Reason following a Change of Control. If, during the Employment Period, the Company terminates a Participant’s employment without Cause or a Participant voluntarily terminates his or her employment on account of Good Reason, in either case at a time when the Participant is otherwise willing and able to continue in employment with the Company, the Participant shall be entitled to receive (i) the Accrued Obligations, payable within 60 days after termination (or such shorter period as required by applicable law) and (ii) provided the Participant timely executes and returns to the Company and does not revoke a Release Agreement in accordance with Section B of Article III, the following severance and other benefits:

1.
Cash Severance. The Participant shall be entitled to receive an amount equal to the applicable Severance Multiple times the sum of (a) Participant’s Annual Base Compensation and (b) target Annual Bonus for the fiscal year in which the Termination occurs, payable in a single lump sum. Any payment to which Participant is entitled under this Section A(1) shall be reduced, to the extent permitted by Section 409A of the Code, by the aggregate amount of severance payable to the Participant by the Company pursuant to any other plan, program, agreement or contract between the Participant and the Company.

2.
Prorated Annual Bonus. The Participant shall be entitled to receive the target Annual Bonus for the fiscal year in which the Termination occurs, prorated for the number of days employed during the fiscal year to the date of termination.

3.
Employee Benefits. If the Participant (and any spouse and/or eligible dependents of the Participant (“Family Members”)) has medical, dental and vision coverage on the date of the Participant’s termination of employment under a group health plan sponsored by the Company, the Company will reimburse the Participant for the total applicable premium cost incurred by the Participant for medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Part 6 of Subtitle B of Title I of ERISA, and Section 4980B(f) of the Code, and all applicable regulations (referred to collectively as “COBRA”) for the Participant and any Family Members for a period that ends on the earliest of (i) eighteen (18) months following the Participant’s Termination Date, (ii) the date that the Participant and his or her Family Members become covered under another employer’s medical, dental and vision plans, or (iii) the date that the Participant otherwise ceases to be eligible to continue coverage under applicable Company plans pursuant to COBRA.

B.
Timing of Payments. Subject Article III, Section B. above, and Article XIV, Section D. below, any severance payments described in Sections A(1) and (2) above shall be made on, and reimbursements described in Section A(3) above shall commence on, the sixtieth (60th) day following his or her termination of employment with the Company. Subject to the requirements of the immediately preceding sentence, with respect to any COBRA

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

premiums with respect to applicable Company plans that Participant pays during the 60-day period immediately following his or her termination of employment with the Company, such premiums shall be eligible for reimbursement following such sixtieth (60th) day and such 60-day period shall count against the maximum period of Company reimbursement obligation pursuant to Section A(3) above. Notwithstanding anything in this Section 1(B) to the contrary, if the Participant shall die following a termination described in Section A above but prior to the date he or she returns the Release and Non-Solicitation Agreement, the Participant shall not be required to execute the Release and Non-Solicitation Agreement in order for the Participant’s successors to receive the benefits described in Sections A(1)-(3) above.

C.
Non-Solicitation Restrictions. In the event a Participant’s employment terminates as described in Article III, Section A, above, as a condition to receipt of the severance and benefits set forth in Article III, Section A, above, Participant agrees that, during the eighteen (18) months period immediately following the Termination Date, Participant will not directly or indirectly:

1.
Solicit, encourage, recruit or take any other action which is intended to induce any other employee, independent contractor, customer or supplier of the Company or any affiliated corporation to terminate his, her or its relationship with the Company or any affiliated corporation; or

2.
Interfere in any manner with the contractual or employment relationship between the Company or any affiliated corporation and any employee, independent contractor, customer or supplier of the Company or any affiliated corporation.

D.
Other Termination. If (i) the Participant voluntarily resigns from the Company without Good Reason, (ii) the Company terminates the Participant’s employment for Cause, (iii) the Participant’s employment terminates by reason of his or her disability or death, or (iv) prior to the Participant’s death during employment, the Company provides him or her notice of termination for Cause or the Participant provides the Company notice of termination without Good Reason, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled to his or her Accrued Obligations, payable within 60 days after termination (or such shorter period as required by applicable law), only as may then be established under the Company’s then existing benefit plans and policies at the time of such resignation or termination.

ARTICLE VI
GOLDEN PARACHUTE

In the event that the benefits provided for in this Plan or otherwise with respect to a Participant constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Article VI be subject to the excise tax imposed by Section 4999 of the Code (the “Excise

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

Tax”), then such Participant’s compensation and benefits under Article V or otherwise that constitute such parachute payments shall be either:

A.	delivered in full, or

B.	delivered as to such lesser extent as would result in no portion of such compensation and benefits being subject to the Excise Tax;

whichever of the foregoing amounts, taking into account the applicable federal, state and local taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company otherwise agrees in writing, all determinations required to be made under this Article, including the manner and amount of any reduction in the Participant’s benefits under Article IV or otherwise, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the event giving rise to such payment (the “Accountants”). If such of the Participant’s compensation and benefits are delivered to a lesser extent in accordance with clause (B), then the Participant’s aggregate compensation and benefits as constitute parachute payments shall be reduced in the following order until no portion of such remaining compensation and benefits is subject to the Excise Tax: (i) cash severance pay that is exempt from Section 409A of the Code, (ii) any other cash severance pay (reduced on a pro rata basis without otherwise changing the time or form of payments), (iii) reimbursement payments under Article IV.B.5., above, that are exempt from Section 409A of the Code, (iv) any other reimbursement payments under Article IV.B.5., above, (reduced on a pro rata basis without otherwise changing the time or form of payments), (v) any restricted stock units that are exempt from Section 409A of the Code, (vi) any other restricted stock units (reduced on a pro rata basis without otherwise changing the time or form of payments), (vii) any equity awards (other than restricted stock units and stock options) that are exempt from Section 409A of the Code, (viii) any other equity awards (other than restricted stock units and stock options) (reduced on a pro rata basis without otherwise changing the time or form of payments), (ix) stock options that are exempt from Section 409A, (x) any other stock options (reduced on a pro rata basis without otherwise changing the time or form of payments), (xi) any remaining compensation and benefits exempt from Section 409A of the Code, and (xii) any other remaining compensation and benefits (reduced on a pro rata basis without otherwise changing the time or form of payments). For purposes of making the calculations required by this Article VI, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Article. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

ARTICLE VII
FUNDING POLICY AND METHOD

Benefits and any administrative expenses arising in connection with the Plan shall be paid as needed solely from the general assets of the Company. No contributions are required from any Participant. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust or other funding vehicle or mechanism for such purpose. Participants’ rights against the Company with respect to severance and other benefits provided under this Plan shall be those of general unsecured creditors. No Participant has an interest in his or her severance or other benefits under this Plan until the Participant actually receives a payment.

ARTICLE VIII
CLAIMS PROCEDURE

In the event any claim for benefits is denied, in whole or in part, the Company shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth the specific reasons for the denial and shall be given to the claimant within ninety (90) days after the Company receives his or her claim. However, if special circumstances require an extension of the period of time for processing a claim, the Company may extend the determination period for up to an additional ninety (90) days by notifying the claimant of the extension before expiration of the initial ninety (90) day determination period, the reason why the extension is necessary, and the date by which the Company expects to render the claim determination. If a claim is denied in whole or in part, the written notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason(s) for the denial, reference to the specific provision(s) of the Plan upon which the determination was based, a description of any additional material or information necessary to perfect the claim and explanation of the need for such material or information, a description of the Plan’s review procedures and the time limits applicable to such procedures, and a reference stating the claimant’s right to bring a civil action under Section 502(a) of ERISA.

ARTICLE IX
REVIEW PROCEDURE

A.
Review Panel. In the event the Board receives appeals from denials of claims for benefits under the Plan, it may appoint a committee (a “Review Panel”) to act as fiduciary to the Plan to act on such appeals.

B.
Right to Appeal. Any person whose claim for benefits is denied, in whole or in part, may appeal from the denial by submitting a written request for review of the claim within sixty (60) days after receiving written notice of the denial from the Company.

C.	Form of Request for Review. A request for review must be made in writing and shall be addressed as follows: “Board of Directors, Avista Corporation, c/o General Counsel, 1411

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

E Mission Avenue, Spokane, WA 99202.” A request for review shall set forth all of the grounds upon which it is based, all facts and support thereof and any other matters that the claimant deems pertinent. The claimant will have the opportunity to submit written comments, documents, records, and other information relating to the claim, irrespective of whether these were submitted or considered in the initial claim determination, and to obtain access to and copies of documents, records and other information relevant to the claim upon request and free of charge.

D.
Review Decision. Within sixty (60) days after receipt of a request for review, the Board or the designated Review Panel shall give written notice of its decision to the claimant and the Company, unless the Board or the designated Review Panel determines that special circumstances require an extension of time for processing the claim. If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. In the event the denial of the claim for benefits is confirmed, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the decision was based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under Section 502 of ERISA. In the event that the Board or the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the decision.

ARTICLE X
EMPLOYMENT STATUS; WITHHOLDING

A.
Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant’s employment, or to change the Company’s policies regarding termination of employment. The Participant’s employment is and shall continue to be “at-will”, as defined under applicable law. If the Participant’s employment with the Company or a successor entity terminates for any reason, the Participant shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be available in accordance with applicable law or with the Company’s established employee plans and practices or other agreements with the Company at the time of termination.

B.	Tax Withholding. All payments made and benefits provided pursuant to this Plan shall be subject to all applicable reporting obligations and any tax or other contributions required to

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

be withheld under Federal, state or local law, or the applicable laws of any non-U.S. taxing authority as interpreted by the Company.

ARTICLE XI
SUCCESSORS TO COMPANY AND PARTICIPANTS

A.
Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and perform the obligations under this Plan. For all purposes under this Plan, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection or which becomes bound by the terms of this Plan by operation of law.

B.
Participant’s Successors. All rights of the Participant hereunder shall inure to the benefit of, and be enforceable by, the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

ARTICLE XII
DURATION, AMENDMENT AND TERMINATION

Duration, Amendment and Termination. The Board may amend or terminate this Plan at any time, in its sole discretion. Any termination of the Plan, or amendment of the Plan which materially diminishes the value or protections of the Plan to participants will take effect twelve (12) months after the action of the Board to terminate or amend the Plan. Subject to the other provisions of this Article XII, prior to the occurrence of a Change of Control, the Board reserves the right to amend the Plan at any time, provided that no such amendment may be adverse to the Participant with respect to eligibility or amount of payments or benefits hereunder. Notwithstanding the preceding, commencing on the date of a Change of Control, no amendment or termination of the Plan shall reduce the payments or benefits payable to any Participant who terminates employment within twenty-four (24) months after the Change of Control (unless the affected Participant consents in writing to such amendment or termination). Any action of the Company in amending or terminating the Plan will be taken in a non-fiduciary capacity. A termination of this Plan pursuant to the preceding sentences shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits earned by a Participant prior to the termination of this Plan.

ARTICLE XIII
NOTICE

General. Notices and all other communications contemplated by this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

or certified mail, return receipt requested and postage prepaid. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

A.
No Duty to Mitigate. The Participant shall not be required to mitigate the amount of any benefits contemplated by this Plan, nor shall any such benefits be reduced by any earnings or benefits that the Participant may receive from any other source, except as provided otherwise in Section A(i) of Article V of this Plan.

B.
Severability. The invalidity or unenforceability of any provision or provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

C.
Administration. The Company is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA). The Plan will be administered and interpreted by the Board or its designee. Any decision made or other action taken by the Board, its designee or the Review Panel with respect to the Plan, and any interpretation by any of them with respect to any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law. The Board may delegate to any other person all or any portion of its authority or responsibility with respect to the Plan.

D.	Code Section 409A.

1.
The Plan and the compensation and benefits provided hereunder are intended to either comply with or be exempt from Section 409A of the Code and shall be construed, interpreted and administered in accordance with such intention.

2.
Notwithstanding anything herein to the contrary, any amount payable upon a Participant’s termination of employment that is deemed deferred compensation subject to Section 409A of the Code (or that otherwise requires a “separation from service” to qualify for an exemption therefrom) shall not be payable upon the Participant’s termination of employment pursuant to the Plan unless such termination of employment constitutes a “separation from service” with the Company within the meaning of Section 409A of the Code.

3.	Notwithstanding any other provision of the Plan, if any payment or benefit provided to a Participant in connection with his or her separation from service is determined

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code and the Participant is determined to be a “specified employee” within the meaning of Section 409A of the Code, then such payment or benefit shall not be paid until the first regular Company payroll date to occur following the six-month anniversary of such separation from service or, if earlier, on the Participant’s death (such payroll date, the “Specified Employee Date”). All payments that would otherwise have been paid to the Participant before the Specified Employee Date shall be paid to the Participant in a lump sum, without interest, on the Specified Employee Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

4.	For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.

5.
All taxable reimbursements for costs and expenses, if any, subject to reimbursement to a Participant under the Plan shall be paid no later than the end of the calendar year following the calendar year in which the Participant incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

6.
Notwithstanding any contrary provision of the Plan, the Company reserves the right to amend the Plan as it deems necessary or advisable, in its sole discretion and without the consent of the Participants, to comply with Section 409A of the Code or to otherwise avoid income recognition or imposition of any tax under Section 409A of the Code, provided that to the extent reasonably practicable, any such amendments shall be designed not to result in a material diminution of the benefits provided by the Plan.

E.
No Guarantee of Tax Consequences. The Company makes no commitment or guarantee to any Participant (or any party claiming through or on behalf of any Participant) that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant (or any party claiming through or on behalf of any Participant) and assumes no liability or responsibility whatsoever for the tax consequences to Participant (or any party claiming through or on behalf of any Participant) with respect to this Plan.

F.	No Assignment of Benefits. The rights of any person to payments or benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this subsection shall be void.

G.
Integration. The Plan constitutes the entire agreement between the Company and any Participant concerning the subject matter hereof and supersedes in its entirety any and all other plans, agreements or understandings related to the subject matter hereof, including without limitation, the Agreements, if any, as in effect prior to the effective date.

H.
Governing Law. To the extent not pre-empted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Washington without regard to conflicts of law principles.

I.
Headings and Subheadings. Headings and subheadings contained in the Plan are intended solely for convenience and no provision of the Plan is to be construed by reference to the heading or subheading of any section or paragraph.

J.
Clawback Provisions. Notwithstanding any other provisions in this Plan to the contrary, any incentive-based compensation, or any other compensation, payable pursuant to this Plan or any other agreement or arrangement with the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or an affiliate pursuant to any such law, government regulation or stock exchange listing requirement).

ARTICLE XV
PLAN INFORMATION

A.	Plan Name. Avista Corporation Executive Change of Control Plan

B.	Plan Sponsor. The Plan sponsor and administrator is:
Avista Corporation
1411 E Mission Avenue
Spokane, WA 99202
509-489-0500

C.	Designated Agent. Designated agent for service of process:
General Counsel
Avista Corporation
1411 E Mission Avenue
Spokane, WA 99202

D.	Plan Records. Plan records are kept on a calendar year basis.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

E.	Plan Funding. Payments to participants will be paid from the Company’s general assets.

F.	Plan Number. The Plan number is 528.

G.	Employer Identification Number. 91-0462470

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

EXHIBIT A

AVISTA CORPORATION EXECUTIVE CHANGE OF CONTROL PLAN
NOTICE OF PARTICIPATION

To:
Date:

The Board has designated you as a Participant in the Avista Corporation Executive Change of Control Plan, as amended from time to time (the “Plan”), subject to your timely execution of this Notice of Participation and its return to the Company. A copy of the Plan is attached hereto.

The terms and conditions of your participation in the Plan are as set forth in the Plan and in this Notice of Participation. As a condition to participating in the Plan you agree to maintain in complete confidence your participation in the Plan as well as the contents and terms of the Plan and of this Notice of Participation. As a condition to receiving severance benefits under Article V, Section A(1)-(3) of the Plan, you agree to, following termination of your employment with the Company, timely sign, return to the Company and not revoke a general release and waiver agreement, substantially in the form attached to the Plan as Exhibit B. You will immediately cease to be a Participant in the Plan if you terminate employment under circumstances that do not entitle you to benefits under the Plan. Also, the Board may, in its sole discretion, choose to end your participation in this Plan. If that happens, your participation will end on the earlier of (i) the first anniversary of the Company giving you written notice that the Board has decided to end your participation or (ii) the date your employment with the Company terminates.

If you enter into a separate agreement with the Company which provides benefits relating to a Change of Control and that agreement specifically states that such provisions shall supersede the provisions in the Plan, then you shall not be considered a Participant in the Plan so long as those alternative contractual benefits are in effect.

By signature below, you acknowledge that, effective immediately prior to your commencement of participation in the Plan, (i) the Plan and this Notice of Participation supersede any and all predecessor plans and agreements with respect to a Change of Control or similar event or transaction with respect to the Company and any notices or similar participation documents provided under such predecessor plans and agreements in which you participated or to which you were a party (collectively, the “Prior Agreements”) and (ii) the Prior Agreements no longer have any force or effect. You also acknowledge that the Company makes no commitment or guarantee as to the federal, state, local or other tax consequences for you with respect to the Plan superseding the Prior Agreements and assumes no liability or responsibility whatsoever with respect thereto.

[You acknowledge that among the Prior Agreements that will be superseded, effective December 31, 2019, by the Plan and this Notice of Participation is that certain Change of Control Agreement by and between you and the Company, dated [DATE]1, as the same may have been amended (“Old

1Include applicable execution date of Old CIC Agreement for the officer in question.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

CIC Agreement”). In exchange for your timely execution and return to the Company of this Notice of Participation, the Company will pay to you a lump sum payment in cash in the amount of seventy-five thousand dollars ($75,000) (the “Cancellation Consideration”), payable no later than March 15, 2020, and subject to applicable tax and other withholdings. You acknowledge that if you participate in the Plan, the Old CIC Agreement, along with all other Prior Agreements, will automatically terminate and cease to be of force and effect on December 31, 2019. If you do not timely execute and return the Notice of Participation to the Company, the Old CIC Agreement will remain in effect and you will not be entitled to Cancellation Consideration or to participate in the Plan.]2

If you agree to participate in the Plan on these terms and conditions, please acknowledge your acceptance by signing below. Please return the signed copy of this Notice of Participation no later than [DATE]3 to:

Avista Corporation
Attn: General Counsel
1411 E Mission Avenue
Spokane, WA 99202

Your failure to timely remit this signed Notice of Participation will result in you not being eligible to participate in the Plan. Please retain a copy of this Notice of Participation, along with the Plan, for your records.

Signature	Dated

Print Name

2 To be used only for officers with existing CIC agreements that are to be terminated prior to participation in the Plan.

3 Since officers holding current CIC agreements are to be given 30 days to consider and this notice will also serve to terminate those agreements, the 10-day return period was too short.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

EXHIBIT B
GENERAL RELEASE OF AND WAIVER AGREEMENT

This General Release and Waiver Agreement (“Agreement”) is made by and between Avista Corporation (the “Company”) and (“Participant”).

WHEREAS, Participant was employed by the Company;

WHEREAS, Participant is a participant in the Company’s Executive Change of Control Plan effective January 1, 2020, as amended from time to time (the “Plan”); and

WHEREAS, Participant warrants and represents that Participant has not assigned, transferred, or subrogated any portion of any claim that Participant could assert against the Released Parties (defined below) and Participant has full authority to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Participant (collectively referred to as the “Parties”) hereby agree as follows:

1.	Termination. Participant’s employment from the Company terminated on (the “Termination Date”).

2.
Consideration. The Company agreed pursuant to the terms of the Plan to provide Participant with certain benefits, including, but not limited to, cash severance payments, in the event Participant’s employment was terminated on or within twenty-four (24) months following certain Changes of Control of the Company, as set forth in the Plan, provided Participant timely executes and returns, and does not revoke, this Agreement.

3.
Payment of Salary. Participant acknowledges and represents that the Company has paid all Accrued Obligations (as defined in the Plan) and all other benefits due to Participant, as of the Termination Date.

4.
Release of Claims. Participant agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Participant by the Company. In consideration for receiving the consideration addressed in Section 2 above, which Participant acknowledges that Participant is not otherwise entitled to receive except by signing this Agreement, Participant, on behalf of Participant, and his or her respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns (collectively, the “Released Parties” and individually, a “Released Party”), from any and all claims, duties, obligations or causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Participant

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

may possess arising from any omissions, acts or facts that have occurred up until and including the time that Participant signs this Agreement including, without limitation,

a.	any and all claims relating to or arising from Participant’s employment relationship with the Company or any Released Party and the termination of that relationship;

b.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

c.
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, and all amendments to each such Act as well as the regulations issued thereunder;

d.	any and all claims for violation of the federal, or any state, constitution;

e.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

f.	any and all claims for attorneys’ fees and costs.

Participant agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. The released claims do not include any claims that Participant cannot lawfully release.

5.
Acknowledgment of Waiver of Claims under ADEA. The Company hereby advises Participant to consult with an attorney before signing this Agreement. Participant acknowledges that Participant is waiving and releasing any rights Participant may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Participant and the Company agree that this waiver and release does not apply to any rights or claims under the ADEA that are based on facts that occur after the time Participant signs this Agreement. Participant acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Participant was already entitled. Participant further acknowledges that Participant has been advised by this writing that (a) Participant should consult with an attorney prior to executing this Agreement; (b) Participant has [at least twenty-one (21)/ forty-five (45)][4] calendar days from receipt of this Agreement within which to consider this Agreement;

4 Applicable time period under ADEA, as amended by OWBPA, to be utilized per individual circumstances.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

(c) Participant has seven (7) days following the execution of this Agreement by Participant to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Employee must return the signed Agreement to Name at E-mail] or [physical address], by [date that is at least 22/46 days from receipt of Agreement by Participant]. Any revocation should be in writing and delivered to the General Counsel at Avista Corporation, 1411 E Mission Avenue, Spokane, WA 99202, by close of business on the seventh day from the date that Participant signs this Agreement.

6.	No Pending Lawsuits. Participant represents that Participant has no lawsuits pending in Participant’s name, or on behalf of any other person or entity, against the Company or any Released Party.

7.	Non-Solicitation. Participant agrees to comply with the non-solicitation restrictions set forth in Article III, Section C of the Plan.

8.
Nondisclosure of Confidential or Proprietary Information. During Participant’s employment with the Company, Participant had access to confidential and proprietary business information that constitutes valuable and unique property of the Released Parties. Participant agrees that Participant will not, directly or indirectly, communicate, disclose, or use any of the Released Parties’ Confidential Information. “Confidential Information” includes, but is not limited to, information regarding the Released Parties’ business plans, finances, employees, development strategies, and all information relating to the Released Parties’ business that is not common knowledge outside of the Released Parties.

9.
Return of Property and Equipment. Participant agrees and acknowledges that Participant has returned all property in Participant’s possession belonging to any of the Released Parties, including, but not limited to, keys, I.D. badges, credit cards, cellular phones, equipment, tools, computers, and original and copies of documents, emails, trade secrets, proprietary information, Confidential Information, client lists, books, handbooks, records, financial statements, data, computer software, computer discs or tapes, and any and all electronic or hard copies derived therefrom, any and all other information pertaining to the business of the Released Parties, and any other materials or property that was in Participant’s possession or under Participant’s control that is the property of any of the Released Parties. Participant agrees that Participant is not entitled to the consideration if Participant has not returned all such property.

10.
Non-Disparagement. To the extent permitted by law, Participant agrees that Participant will engage in no act (including a verbal or written statement) that is intended, or reasonably may be expected, to defame, disparage, or harm the reputation, business, prospects, or operations of the Released Parties. Nothing in this Agreement will prevent Participant from commenting about Participant’s work experience at the Company in connection with any bona fide efforts at seeking employment.

11.	Lawful Communications. Nothing in this Agreement prevents Participant from exercising any rights that cannot be lawfully waived or restricted. Nothing in this Agreement prevents

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

Participant from testifying at a hearing, deposition, or in court in response to a lawful subpoena. This Agreement does not limit Participant’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Participant’s right to receive an award from a government agency for information provided to any government agency. Notwithstanding the foregoing, Participant agrees that Participant has waived—where such rights can be lawfully waived—any right to recover monetary damages or other personal relief from the Released Parties in any action filed by Participant or by anyone else on Participant’s behalf.

12.	Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

13.
Authority. Participant represents and warrants that Participant has the capacity to act on Participant’s own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement.

14.
No Representations. Participant represents that Participant has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15.
Modification. This Agreement shall not be modified, altered or discharged except by a written agreement signed by Participant and an authorized representative of the Company. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all parties to this Agreement.

16.
Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

17.
Entire Agreement. This Agreement, the Plan and the notice of participation executed by Participant in connection with accepting participation in the Plan represent the entire agreement and understanding between the Company and Participant concerning Participant’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Participant’s relationship with the Company and her compensation by the Company. This Agreement may only be amended in writing signed by Participant and an officer of the Company.

18.	Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Washington.

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Avista Corporation
Participant Change of Control Plan
Effective as of January 1, 2020

19.	Effective Date. This Agreement is effective eight (8) days after it has been signed by Participant, provided that Participant did not timely revoke the Agreement, as described above.

20.
Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21.
Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

a.	They have read this Agreement;

b.	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

c.	They understand the terms and consequences of this Agreement and of the releases it contains;

d.	They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AVISTA CORPORATION

Signature	Dated

Print Name

PARTICIPANT

Signature	Dated

Print Name

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